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                                                                    EXHIBIT 23

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-22284) of the 1987 Management Share Incentive Plan (the 1987 Plan) and the Registration Statement on Form S-8 (No. 33-43696) of the 1990 Non-Employee Directors' Stock Option Plan of Mine Safety Appliances Company of our report dated February 17, 1995, appearing on page 13 of the 1994 Annual Report to Shareholders of Mine Safety Appliances Company, which is incorporated by reference in this Annual Report on Form 10-K. The 1987 Plan also relates to the Registration Statement on Form S-8 (No. 2-72044) of the 1980 Management Share Incentive Plan of Mine Safety Appliances Company. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Statements.

Price Waterhouse LLP

Pittsburgh, Pennsylvania
March 24, 1995